Exhibit 10.18

                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

                       Director Indemnification Agreement

THIS AGREEMENT is executed and entered into by and between INNOVATIVE SOFTWARE TECHNOLOGIES, INC., a California corporation (the "Company"), and the individual identified below who has signed this Agreement as a director of the Company (the "Director").

WHEREAS, the Company has requested the Director to serve as a member of the board of directors of the Company; and

WHEREAS, certain risks are associated with serving as a member of the board of directors of a corporation; and

WHEREAS, the Director has indicated that the Director is willing to serve as a member of the board of directors of the Company, but only if the Company agrees to indemnify the Director against certain of the risks associated with serving in such capacity; and

WHEREAS, the Company desires to provide the rights of indemnification and other rights as set forth herein as an inducement to the Director to serve as a director of the Company.

NOW, THEREFORE, in order to induce the Director to serve as a member of the board of directors of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and the Director, the parties agree as follows:

1. Definitions.

For purposes of this Agreement, "Action" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not such action is by or in the right of the Company or such other enterprise with respect to which the Director serves or has served as a director or officer, that arises by reason of the fact that the Director is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation, partnership, joint venture, trust or other enterprise; "Expenses" means any and all expenses (including attorneys' fees), costs, judgments, fines or amounts paid in settlement and that are actually and reasonably incurred by the Director in connection with any Action; "Charter Indemnification Provision" means any provisions of the Company's articles of incorporation or bylaws (as now in effect or hereafter amended) providing for the indemnification of and advancement of expenses to directors of the Company; and "California Indemnification Statute" means Section 317 of California Corporations Code or any successor statute thereto; and any other terms used herein that are not defined herein shall be used within the meaning of such terms in the California Indemnification Statute.

2. Indemnification.

2.1. Notwithstanding any amendment or modification of the Charter
Indemnification Provisions or the California Indemnification Statute, the Company hereby indemnifies and shall hold harmless the Director from and against any and all Expenses, except for the Expenses expressly identified in Section 2.2.

2.2. The indemnification provided for in Section 2.1 shall not apply to any of the following Expenses: (i) Expenses for which the Director is indemnified pursuant to any directors and officers insurance policy purchased and maintained by the Company (the indemnification provided in this Agreement is intended to be in excess of any such directors and officers insurance policy, and the Director must look first to the directors and officers insurance policy); (ii) remuneration paid to the Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;
(iii) Expenses incurred on account of any Action in which judgment is rendered against the Director for an accounting of profits made from the purchase or sale by the Director of securities of the Company, pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 or any amendments thereto or similar provisions of any federal, state or local law; (iv) Expenses incurred on account of the Director's conduct that is finally adjudged to have been (or the Director has admitted facts sufficient to conclude that the Director's conduct was): (1) a breach of the duty of loyalty to the Company or its shareholders; (2) an act or omission that was not in good faith; (3) an act or omission that involved intentional misconduct or a knowing violation of law; or
(4) a transaction from which the Director derived an improper personal benefit;
(v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful as against public policy; and
(vi) any income taxes, or any interest or penalties related to them, in respect of compensation received for services as a director or officer of the Company.

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3. Continuation of Indemnity.

All agreements and obligations of the Company contained in this Agreement shall continue during the period the Director is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), and shall continue so long as the Director shall be subject to any possible Action by reason of the fact that the Director was a director or officer of the Company or serving in any other capacity referred to in this Agreement.

4. Notice to the Company.

The Company shall perform its obligations under this Agreement on receipt of written demand for such performance from the Director and, if the Company fails to perform its obligations under this Agreement on demand, then the Director may then or at any time bring legal action against the Company to obtain full and complete performance of its obligations under this Agreement. In any action brought to enforce this Agreement, on a showing by the Director that a claim has been asserted against the Director with respect to or in connection with any alleged act or omission by the Director as a director or officer of the Company, or any alleged neglect or breach of duty by the Director as a director or officer of the Company or otherwise in the Director's capacity as a director or officer of the Company, there shall be a presumption that the Director is entitled to indemnification and advancement of costs and expenses from the Company in respect to indemnification.

5. Control of Defense.

If an Action shall be threatened or commenced against the Director that has given rise to, or may give rise to, a right to indemnification under Section 2, or a right to advancement of costs and expenses under Section 6, and provided that the Action is not threatened or commenced in the name or on behalf of the Company and there is no other conflict of interest between the Company and the Director with respect to the Action, then: (i) the Company shall have the right to participate, at its own cost and expense, in the investigation, defense or other contest of the Action; and (ii) the Company shall have the right to elect to assume the defense of the Action on behalf of the Director (if applicable, jointly with any third party who may have an obligation to hold harmless or indemnify the Director with respect to the Action). If a conflict of interest of the type contemplated herein should develop, then the Director shall control the defense of any Action against the Director that may give rise to a right of indemnification under this Agreement, subject to the following: (A) if the insurance carrier that shall have supplied any directors and officers insurance policy shall be willing to conduct the defense without any reservation as to coverage, then, unless on written application by the Director concurred in by the board of directors of the Company, in which the Director and the board of directors deem it undesirable, the insurance carrier shall select counsel to conduct the defense; (B) if the insurance carrier shall not assume responsibility for the defense without any reservation of rights as to coverage, then the defense shall be conducted by experienced and able counsel selected by the Director and reasonably acceptable to the board of directors; and (C) separate counsel will be used by the Director and other parties indemnified by the Company and subject to the same Action only to the extent necessary, in the reasonable opinion of the Director, to avoid conflict of interest. If the Company should elect to assume the defense of an Action on behalf of the Director as provided herein, then: (1) the Company shall give the Director prompt written notice of the election; (2) the Company shall be obligated to defend the Action in good faith and in a manner consistent with the best interests of the Director; (3) provided that the Company defends the Action in good faith and in a manner consistent with the best interests of the Director and no conflict of interest develops between the Company and the Director with respect to the Action, the Company shall not be liable for any costs or expenses (including attorneys' fees) incurred by the Director in connection with defending or otherwise contesting the Action after the Director has received written notice of the election; and (4) the Company shall not settle or compromise the Action on any basis or in any manner that would impose any liability, limitation or restriction of any kind on, or admit any fault or guilt on behalf of, the Director without the Director's express written consent.


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6. Advancement of Expenses.

On written request to the Company by the Director, the Company shall advance to the Director amounts of money sufficient to cover Expenses in advance of the final disposition of them, on receipt of (i) an undertaking by or on behalf of the Director to repay such amounts if it shall ultimately be determined by final judgment of a court of competent jurisdiction that the Director is not entitled to be indemnified by the Company under this Agreement, and (ii) satisfactory evidence as to the amount of such Expenses. The Director's written certification, together with a copy of the statement paid or to be paid by the Director, shall constitute satisfactory evidence, absent manifest error.

7. Directors and Officers Liability Insurance.

Unless otherwise agreed by the Director in the Director's sole discretion, the Company shall use reasonable efforts to provide the Director with directors and officers insurance coverage ("Directors and Officers Coverage") providing to the Director such coverage then available in the insurance industry in such amounts and with such exclusions and other conditions to coverage as shall in the sole judgment of the Company provide reasonable coverage to the Director in light of the cost to the corporation and any other relevant consideration, it being expressly intended that the foregoing shall not obligate the Company to obtain Directors and Officers Coverage for the Director. The Director shall not settle any matter for which the Director intends to seek indemnification under this Agreement without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable Directors and Officers Coverage. If the Director seeks such approval, but the approval is not granted by the insurance carrier of any applicable Directors and Officers Coverage, then the Director shall be entitled to indemnification to the fullest extent provided by this Agreement. Except as otherwise set forth in Section 2.2(i), the provisions of Directors and Officers Coverage, or the failure to so provide Directors and Officers Coverage, shall in no way limit or diminish the obligation of the Company to indemnify the Director as provided elsewhere in this Agreement.

8. Non-Exclusivity.

The indemnification rights granted to the Director under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which the Director may be entitled under California law (including but not limited to the California Indemnification Statute), the Charter Indemnification Provisions, vote of shareholders, determination by the Company's board of directors or otherwise.

9. Miscellaneous.

The rights granted to the Director under this Agreement shall inure to the benefit of the Director, the Director's personal representatives, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding on the Company, its successors and assigns. To the extent permitted by applicable law, the parties by this Agreement waive any provision of law that renders any provision in this Agreement unenforceable in any respect. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions shall remain in full force and effect. Any notice, demand, or other communication to the Company under this Agreement may be addressed to the Company at its registered office in California to the attention of the Company's registered agent in California at such office, and to the Director under this Agreement may be addressed to the Director at the address indicated below next to the Director's signature. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth below.

Date: 8-4-03
                                 Effective Date

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

                                              By:     /s/ Douglas S. Hackett
                                                      --------------------------
                                              Name:   Douglas Shane Hackett
                                                      --------------------------
                                              Title:  President
                                                      --------------------------

Director's Name (type or print):

William E. Leathem

                                              /s/ William E. Leathem
                                              ----------------------------------
                                              (Director's Signature)

Address:

4006 Wyoming
Kansas City, Missouri 64111

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